UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

First Citizens Banc Corp
(Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

The Board of Directors of First Citizens Banc Corp (“Corporation”), Sandusky, Ohio has approved a plan to close the Loan Production offices in Marion, Ohio and Marysville, Ohio and the Branch Banking office in Crestline, Ohio of its banking affiliate, The Citizens Banking Company (“Citizens”). The decision was made as a result of a review of delivery channels and resource allocation. Citizens will continue to serve these customers from its other offices. As a result of the plan, staffing will be reduced by fifteen employees. These employees will be offered a severance package at a cost to the Corporation approximately $126,000, pre-tax. The Corporation will also write–off the remaining leasehold improvements associated with the two loan production offices. This amounts to approximately $19,000, pre-tax. Finally, although no decision has been made regarding the final disposition of the branch banking facility in Crestline, a sale of the building could result in an estimated pre-tax loss of between $100,000 and $150,000.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens Banc Corp

/s/ James O. Miller	September 23, 2008
James O. Miller President	Date